VELLMER  &  CHANG
CHARTERED  ACCOUNTANTS
----------------------
                                                           505-815 Hornby Street
                                                        Vancouver, B.C., V6Z 2E6
                                                               Tel: 604-687-3773
                                                                    604-678-6883
                                                              Fax:  604-687-3778


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use of our report dated August 5, 2005, with respect to the balance sheet of Portaltochina.com, Inc. as at May 31, 2005 and the related statements of stockholders' deficiency, operations and cash flows for the year then ended May 31, 2005, included in the filing of the registration Statement (Form SB-2/A), dated October 13, 2005.

In addition, we consent to the reference to our firm under the caption "Experts" in the Registration Statement.





                                                     "Vellmer  &  Chang"
Vancouver,  British  Columbia                       Chartered  Accountants
Canada
October 13,  2005